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CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT
PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                 EXHIBIT 10.13

                             DISTRIBUTION AGREEMENT

This Distribution Agreement (the "Agreement") is entered into this 2nd day of May 1997, by and between Gen-Probe Incorporated, a Delaware corporation, with its principal place of business located at 9880 Campus Point Drive, San Diego, California 92121, USA ("GEN-PROBE"), and bioMerieux S.A., a French corporation, having its principal place of business located at Chemin de l'Orme, 69280 Marcy L'Etoile, France ("BIOMERIEUX").

                                    RECITALS

     A. GEN-PROBE is a U.S. company engaged in the business of developing and marketing various in vitro diagnostic products which utilize DNA probe technology and products ancillary thereto;

     B. BIOMERIEUX is a French company engaged in the business of manufacturing and marketing various in vitro diagnostic products;

     C. GEN-PROBE and bioMerieux Vitek, Inc., a subsidiary of BIOMERIEUX ("BMX"), have entered into certain Collaboration Agreements (as hereinafter defined) contemplating the joint development by the parties of certain diagnostic products utilizing their respective proprietary technologies;

     D. In connection therewith, GEN-PROBE desires that BIOMERIEUX act as its exclusive distributor for the sale of certain products in certain specified countries and BIOMERIEUX desires to act in that capacity.

                                   AGREEMENT

     Now, therefore, the parties hereto agree as follows:

     1. Definitions. For the purpose of this Agreement, the terms set forth below shall have the following meanings. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Collaboration Agreements.

          1.1 "Affiliate" shall mean any corporation or other business entity which controls, is controlled by or is under common control with GEN-PROBE or BIOMERIEUX, as applicable. For purposes of this Section 1.1, control shall mean direct or indirect ownership of more than 50% of the voting interest or income interest in a corporation or entity, or such other relationship as, in fact, constitutes actual control.

          1.2 "Collaboration Agreements" shall mean the VIDAS License, Development and Cooperation Agreement and the ANAIS License, Development and Cooperation Agreement entered into between GEN-PROBE and BMX of even date herewith, pursuant to which the parties to such agreements agree to collaborate in research, development and marketing of certain products.

          1.3  "Distributorship Arrangements Agreement" means the
Distributorship Arrangements Agreement of even date herewith between the parties.

          1.4  "New Products" shall mean new in vitro diagnostic products
(other than products developed under the Collaboration Agreements) not presently marketed by GEN-PROBE but which GEN-PROBE may during the Term in its sole discretion determine to develop, manufacture and market and which may in GEN-PROBE's sole discretion be added to Exhibit A upon 90 days written notice to BIOMERIEUX, subject to receipt of all appropriate regulatory approvals to market (such approvals to be obtained at BIOMERIEUX's expense), unless within such 90-day period BIOMERIEUX gives notice to GEN-PROBE and, if GEN-PROBE so requests, reasonably demonstrates in timely fashion thereafter that inclusion of such new in vitro diagnostic product would have a material adverse effect on BIOMERIEUX's business as a whole. In the event BIOMERIEUX does demonstrate such a material adverse effect, then the new in vitro diagnostic product shall not be a "New Product" and GEN-PROBE may terminate the exclusivity of the distribution rights granted in Section 2.1 to the extent GEN-PROBE reasonably determines necessary in order to enable it to secure appropriate distribution of such new in vitro diagnostic product, it being acknowledged by the parties that any such new distributor may require the ability to sell other products as well as the new product which BIOMERIEUX is not willing to distribute.

          1.5 "Products" shall mean the in vitro diagnostic products identified on Exhibit A attached hereto, including the instruments described in Part I to Exhibit A ("Instruments"), (ii) the disposables described in Part II of Exhibit A ("Disposables"), (iii) the New Products and (iv) any and all parts and components necessary for repair or replacement for any of the foregoing, in each case, as the same may be modified and improved by GEN-PROBE from time to time.

          1.6 "Sale Prices" shall mean the prices of the Products payable by BIOMERIEUX to GEN-PROBE identified on Exhibit A attached hereto, and as established in writing from time to time by GEN-PROBE for New Products, as such prices may be changed from time to time by GEN-PROBE pursuant to the provisions of Section 4 hereof.

          1.7 "Term" shall mean the term of this Agreement, consisting of the period from the date hereof until termination of this Agreement in accordance with Section 14 hereof.

          1.8 "Territory" shall mean the territory as determined from time to time pursuant to the Distributorship Arrangements Agreement. The parties shall maintain a separate schedule, which they shall amend from time to time, reflecting the countries included within the "Territory".

     2.   Appointment of Distributor.

          2.1 Engagement. GEN-PROBE hereby appoints BIOMERIEUX to act during the Term as its exclusive distributor of Products within the Territory, as the Territory shall be constituted from time to time, and BIOMERIEUX hereby accepts such appointment. In addition, provided that any and all necessary consents are obtained, GEN-PROBE will cause Gen-Probe France S.A., its French subsidiary ("Gen-Probe France"), to assign to BIOMERIEUX the contract between Gen-Probe France and Euralam dated June 14, 1996 and BIOMERIEUX agrees to accept such assignment, all as provided in the Distribution Arrangements Agreement. BIOMERIEUX shall assume and discharge Gen-Probe France's duties and obligations under such agreement. Prices charged by GEN-PROBE for goods supplied to BIOMERIEUX for distribution to Euralam shall be at the prices indicated on Exhibit B.

          2.2  Duties of BIOMERIEUX.

               2.2.1 BIOMERIEUX shall at its own cost and expense distribute, sell, lease, market, promote, service, support and maintain the Products in the Territory. BIOMERIEUX shall arrange the terms of sale, including price of the Products, between itself and its customers.

               2.2.2 BIOMERIEUX shall refrain outside the Territory from seeking customers, from establishing any branch or from maintaining any distribution depot relating to the Products.

          2.3 NON-COMPETITION. As the sole and exclusive distributor of the Products in the Territory, BIOMERIEUX will devote diligent efforts on a commercially reasonable basis to marketing and promoting the Products in the Territory, and to this end will not, either on its own behalf, or on behalf of any other person or Affiliate, directly or indirectly, during the Term for any reason (i) manufacture, sell, distribute or promote any products which might materially compete with or adversely affect the sale of the Products but excluding any standard components which might be included in the Products (it being agreed that BIOMERIEUX and its Affiliates may continue to manufacture and market those products which it or they manufacture or market as of the date hereof and any other products developed pursuant to the Collaboration Agreements) or (ii) without the consent of GEN-PROBE, which shall not be unreasonably withheld, employ any person who has been an employee of GEN-PROBE or any Affiliate thereof during the year prior to the date on which such employee is employed by BIOMERIEUX or its Affiliate. BIOMERIEUX acknowledges and agrees that the restraints and undertakings contained in this Section 2.3 are fair and reasonable. The foregoing prohibition as to employment shall not apply to employees of Gen-Probe France.

     3.   PURCHASING/ORDERING PROCEDURES.

          3.1 PURCHASES; INVENTORY. BIOMERIEUX agrees during the Term to purchase from GEN-PROBE, and GEN-PROBE agrees during the Term to use diligent efforts on a commercially reasonable basis to supply BIOMERIEUX with, such quantities of the Products as are necessary to maintain its inventory of the Products (including spare parts and accessories) in a sufficient quantity to supply customer demand for the Products within the Territory and to otherwise effectuate the purposes of this Agreement.

          3.2 ORDERS. BIOMERIEUX will purchase the Products by submitting written purchase orders to GEN-PROBE containing valid purchase order numbers and signed by an authorized representative of BIOMERIEUX. GEN-PROBE will acknowledge all accepted purchase orders from BIOMERIEUX in writing. Such acknowledgement will verify pricing information and specify estimated time of delivery. BIOMERIEUX shall use its reasonable efforts to place orders for the Products in an even and regular fashion to faciliate efficient scheduling by GEN-PROBE of its production and GEN-PROBE shall use reasonable efforts to accept such orders in such fashion.

          3.3 MINIMUM PURCHASE COMMITMENTS. In consideration of the rights granted to it under this Agreement, BIOMERIEUX agrees (i) to use diligent efforts on a commercially reasonable basis to promote and support the sale and distribution of all Products in the Territory (including by making reasonable investments in facilities, personnel, equipment and materials) and (ii) to purchase and accept delivery of minimum quantities of the Products for resale in Phase I Countries during each "Performance Period" in the manner specified on Exhibit D (the "Minimum Purchase Commitment").

               In determining whether BIOMERIEUX has satisfied the Minimum Purchase Commitment for any given Performance Period, each such Performance Period shall be treated on a separate basis for each period. Any purchases which exceed the Minimum Purchase Commitment in any Performance Period may not be applied to offset any deficiencies in the Minimum Purchase Commitment for the prior or subsequent Performance Period, as applicable. Only those purchase orders (i) placed by BIOMERIEUX with GEN-PROBE during any given Performance Period and for which delivery and payment therefor has been made within such Performance Period and
(ii) placed within the last ten (10) days of the previous Performance Period but for which payment therefor has been made within the current Performance Period, excluding purchase orders which were included in determining the Minimum Purchase Commitment for the preceding Performance Period, or any cure period applicable thereto, shall be included in determining whether the Minimum Purchase Commitment therefor has been met.

               In the event that BIOMERIEUX fails to achieve the Minimum Purchase Commitment for either Performance Period as set forth in Exhibit C, BIOMERIEUX shall have thirty (30) days in which to cure said failure to satisfy the Minimum Purchase Commitment through payment to GEN-PROBE of an amount equal to sixty percent (60%) of the deficiency in the Minimum Purchase Commitment. If BIOMERIEUX fails so to cure such failure, GEN-PROBE may, at its option and in its sole discretion, at any time within thirty (30) days after the expiration of the applicable cure period, (i) terminate this agreement or (ii) terminate the exclusivity of the distribution rights granted pursuant to Section 2.1, in which latter event, BIOMERIEUX shall be relieved of any minimum purchase commitment under this Section 3.3 for such Performance Period and the subsequent Performance Period, as applicable. GEN-PROBE shall exercise its rights set forth in clauses (i) and (ii) above in each case by giving notice to BIOMERIEUX within the aforesaid thirty (30) day period.

          3.4  FORECASTS. BIOMERIEUX shall submit to GEN-PROBE, within thirty
(30) days after the end of each calendar quarter during the Term, a written report of sales activity during the previous quarter, broken down by country. BIOMERIEUX shall also provide on a semi-annual basis a description of all marketing activities undertaken by BIOMERIEUX by country in the Territory during the previous half year, together with additional relevant information which may include advice as to the market potential for the Products in each country, sales trends, changes in competitive environment, regulatory climate and such other similar matters as may be within its knowledge. BIOMERIEUX shall submit to GEN-PROBE within thirty (30) days after the end of each calendar quarter a summary forecast of its anticipated orders for the Products for the next succeeding calendar quarter, and GEN-PROBE shall not be obligated to supply quantities of Products in excess of such forecasts for any calendar quarter. Such forecast shall be provided on a "best efforts" basis and shall not constitute a binding commitment of BIOMERIEUX.

     4.   PRICING AND PAYMENT TERMS.

          4.1 PRICING. The price payable by BIOMERIEUX for each Product sold hereunder shall be the Sale Price for such Product in effect on the date on which BIOMERIEUX submits its purchase order for such Product. The Sale Prices initially in effect are as set forth on Exhibit A. All prices are stated in U.S. dollars F.O.B. GEN-PROBE's current U.S. point of shipment and do not include freight, insurance or sales tax, use tax, excise tax, VAT, export and import duties, imposts or any similar tax or assessments of any governmental entity, all of which shall be borne solely by BIOMERIEUX (other than taxes on the net income of GEN-PROBE). If a resale certificate or other certificate or document of exemption is required in order to exempt the transactions described in this Agreement from sales, value-added or use tax liability, BIOMERIEUX or GEN-PROBE, as applicable, shall furnish to the other party with such certificate or document prior to shipment.

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          4.2  Pricing Changes. For orders submitted from the date hereof until the end of the second Performance Period, Sale Prices for Phase I Countries (as defined in the Distributorship Arrangements Agreement) shall be in effect as set forth on Exhibit A, subject only to such increases of which GEN-PROBE shall provide BIOMERIEUX with ninety (90) days' prior written notice. In the event that the weighted average increase in the Sale Prices of all Products sold to BIOMERIEUX by GEN-PROBE during any Performance Period [***], where such weighted average is calculated [***]. GEN-PROBE may at any time and for any reason change any Sale Price applicable for sales of Products destined for any countries of the Territory other than Phase I Countries and for any sales of Products destined for Phase I Countries after the end of the Second Performance Period, provided that GEN-PROBE notifies BIOMERIEUX in writing of such change not less than ninety (90) days prior to the effective date of such change.

          4.3 List Prices. BIOMERIEUX shall have the right to set list prices to end users. GEN-PROBE agrees not to set, publish and/or distribute or supply any other suggested end user prices of Products intended for sale in the Territory.

          4.4 Payment Terms. Invoices shall be rendered for each delivery. BIOMERIEUX shall pay GEN-PROBE in U.S. dollars for the Products and for any other amounts for which BIOMERIEUX is liable hereunder within ninety (90) days of invoice date or within thirty (30) days of delivery date, whichever is later, by wire transfer to GEN-PROBE's bank account as specified by GEN-PROBE. Any late payments shall bear interest at an annual rate of two percentage points above the prime rate from time to time quoted by Bank of America at its principal office in San Francisco, California, with changes in such prime rate to be effective as of the date of each such change. Failure to make payment when due shall constitute a breach hereof subject to applicable provisions as to notice, cure and termination, as provided in Section 14.3(i).

     5.   Delivery, Risk and Title.

          5.1 Shipment. All shipments are F.O.B. GEN-PROBE's principal shipping facility in the United States. GEN-PROBE shall use reasonable efforts to provide Products to BIOMERIEUX so as to maximize their shelf life. In no case shall any Products having a projected shelf life of less than six months after the anticipated delivery date be presented for shipment except after consultation and with the prior written agreement of BIOMERIEUX; provided, however, that Amp C.T., M.T.D. and M.T.C. shall not have a projected shelf life of less than four months. BIOMERIEUX shall specify the method of shipment and insurance and GEN-PROBE shall attempt, in good faith, to comply with such specification. If no such specification is made or if the specification cannot be reasonably complied with, GEN-PROBE may select the manner of shipment and insurance on behalf of BIOMERIEUX, but such carrier shall not be deemed to be an agent of GEN-PROBE, nor shall GEN-PROBE have any liability for the performance of the carrier or any delays or damage in shipment. All shipping, transportation, insurance and similar charges shall be the responsibility of BIOMERIEUX and, if paid or incurred by GEN-PROBE, shall be promptly reimbursed by BIOMERIEUX to GEN-PROBE.

          5.2 Delivery Scheduling. Unless otherwise agreed in writing, during the Term, GEN-PROBE will use its reasonable commercial efforts to deliver Products ordered pursuant to Section 3.2 on the date specified in the applicable order. Failing delivery on such date, and subject to BIOMERIEUX's right of cancellation or rejection in the event of undue delay, GEN-PROBE shall cause delivery as soon

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

thereafter as practicable, provided such order is made in accordance with the terms of this Agreement and, provided, further, that GEN-PROBE reserves the right to limit, delay or refuse shipment if BIOMERIEUX is past due on any payment or is otherwise in breach of this Agreement. In addition, GEN-PROBE may be excused from delivery of Products under this Agreement to the extent that
Section 16 hereof is applicable.

          5.3 Title and Risk. Title to the Products and risk of loss for the Products shall pass to BIOMERIEUX upon the delivery to the F.O.B point as provided in the purchase order consistent with the terms hereof. BIOMERIEUX hereby grants to GEN-PROBE a security interest (and such similar rights under the laws of any country) in all Products delivered hereunder and the proceeds thereof until the purchase price therefor has been paid in full; provided, however, that GEN-PROBE hereby releases such security interest, except in the event that BIOMERIEUX shall be in breach as regards to payment of the purchase price, effective upon such payment in full, and, provided further, that such arrangements shall in no way prejudice BIOMERIEUX's right to sell the Products. BIOMERIEUX shall execute any instruments or documents which GEN-PROBE reasonably deems appropriate to establish and perfect said security interest and, in any event, a copy of this Agreement may be filed at any time after execution by BIOMERIEUX as a financing statement for that purpose; provided, however, that such documents and instruments shall provide for such release as contemplated above.

     6.   Packaging and Trademarks.

          6.1 GEN-PROBE Packaging. GEN-PROBE shall be responsible for packaging the Products in its standard format with English language labelling.

          6.2 BIOMERIEUX Labelling and Packaging. Labelling on the Products themselves and all related product literature and packaging shall state in English that the Products are manufactured by GEN-PROBE. BIOMERIEUX shall provide and bear the cost of additional labelling, packaging and/or product literature (including translations) necessary or appropriate to comply with the laws, regulations, industry and medical standards and good commercial practices within the Territory. GEN-PROBE shall assist BIOMERIEUX, without charge, for reasonable assistance of GEN-PROBE personnel not involving any out-of-pocket expense and not unduly interfering with such personnel's normal business activities, and otherwise at the expense of BIOMERIEUX, in the preparation of such filings as may be required under laws and regulations throughout the Territory to effectuate and maintain registration and other regulatory approvals of Products in the Territory. BIOMERIEUX will distribute Products only with the appropriate labelling, packaging and product literature (in every case complete and unobscured) and only under GEN-PROBE's applicable trademarks and trade names. GEN-PROBE shall have the right to review final labelling, packaging and product literature and any changes thereto and no such labelling, packaging and product literature or changes thereto shall be distributed by BIOMERIEUX without GEN-PROBE's prior written approval.

          6.3 Trademark License. GEN-PROBE hereby grants to BIOMERIEUX the royalty-free, non-exclusive, non-assignable (except as set forth in Section 13) and non-sublicensable right to use GEN-PROBE's trademarks and trade names in connection with the promotion of the Products during the Term, it being expressly understood that BIOMERIEUX shall use GEN-PROBE's trademarks and trade names during the Term for the sole purpose of distributing the Products hereunder and shall promptly discontinue any and all use of such trademarks or trade names upon the termination or expiration of the Term. BIOMERIEUX disclaims any right to the trademarks and trade names of GEN-PROBE other than pursuant to this license. Notwithstanding the foregoing, BIOMERIEUX may use trademarks and trade names of GEN-PROBE only as approved by GEN-PROBE in writing (which approval shall not be unreasonably withheld). To the extent that BIOMERIEUX uses any trademark or trade name of GEN-PROBE under this Agreement, BIOMERIEUX shall accompany any such use with a conspicuous notation to the effect that such trademark or trade name is owned by "Gen-Probe Incorporated" and with any other proprietary legend which GEN-PROBE reasonably determines is necessary to protect its proprietary interest therein. BIOMERIEUX shall not affix any trademark or trade name of GEN-PROBE to any product other than the Products.

          6.4 Protection of Patents, Trademarks and Copyrights. BIOMERIEUX recognizes GEN-PROBE's right, title and interest in its patents, trademarks, trade names and copyrights, trade secrets, and proprietary information in connection with the Products, and BIOMERIEUX shall not claim any ownership right thereto inconsistent with this Agreement. In the event any third party shall infringe on GEN-PROBE's rights in its patents, trademarks, trade names or copyrights, trade secrets or proprietary rights, BIOMERIEUX shall inform GEN-PROBE thereof as soon as possible and, at GEN-PROBE's request, render reasonable assistance to GEN-PROBE in prosecuting such claims.

          6.5 Authorized Distributor. BIOMERIEUX may identify itself during the Term as an authorized distributor of GEN-PROBE products, but shall not use any of GEN-PROBE's trademarks or trade names in its corporate name or in any other manner not expressly authorized by GEN-PROBE.

     7.   Technical Information and Know-How.

          7.1 Customer Support. BIOMERIEUX shall be responsible for all technical support as provided to current BIOMERIEUX customers and after-sales service of its customers for the Products and shall provide such support and service at reasonable levels acceptable to GEN-PROBE. As part of its efforts in this regard, BIOMERIEUX shall, at its own cost and expense:

               (i) Organize, train and maintain an after sales department consisting of a team of technicians specializing in technical maintenance, repair and service of the Products sufficient in size to provide adequate support to customers within the Territory; and

               (ii) Keep a record of all customer complaints, circumstances, occurrences or conditions which have affected or could affect Product quality, including shipment duration, storage, handling and packaging, and any other problems, irregularities or malfunctions, including, without limitation, technical or scientific problems which may affect the reliability of the Products and/or the biological results obtained by customers. BIOMERIEUX shall communicate promptly to GEN-PROBE all such matters.

          7.2 GEN-PROBE Support. During the Term, GEN-PROBE shall provide second-level technical customer support for the Products directly to BIOMERIEUX at the expense of GEN-PROBE, and shall provide technical updates to BIOMERIEUX from time to time as and if such updates become available.

          7.3 Additional Training. At reasonable times, BIOMERIEUX, at its expense, may send to GEN-PROBE's facility additional representatives for training relating to the Products including theory and applications of the Products, "hands-on" use of the Products and analysis of competitors and competitive products.

     8.   Marketing.

          8.1 Diligent Efforts. During the Term, BIOMERIEUX shall use diligent efforts on a commercially reasonable basis to continuously promote and sell the Products in the Territory. All costs and expenses of advertising, sales promotion, workshops, seminars and convention exhibits shall be the responsibility of BIOMERIEUX. BIOMERIEUX shall provide to GEN-PROBE for GEN-PROBE's prior review and approval (which shall not be unreasonably withheld) all English language translations of promotional materials which BIOMERIEUX proposes to use with respect to the Products. During the Term, GEN-PROBE will supply, at no cost to BIOMERIEUX, one set of camera ready artwork and/or color separated negatives of advertising and promotional material used by GEN-PROBE.

          8.2 Changes in Printed Material. During the Term, GEN-PROBE shall notify BIOMERIEUX regarding any changes to any promotional material and/or packaging warnings and/or instructions to accompany the Products and BIOMERIEUX's labelling, packaging and product literature shall thereupon be appropriately modified to conform therewith. Such notification shall be made sufficiently in advance so as not to disrupt BIOMERIEUX's operations except in any cases in which prompt action is required based on safety or efficacy concerns.

          8.3 Inquiries from Outside Territory. BIOMERIEUX shall direct to GEN-PROBE any customer/end-user inquiries and leads received in the Territory for delivery or use of Products outside the Territory. GEN-PROBE may use such leads and lists without restriction for its own marketing purposes, whether or not related to the Products or this Agreement.

     9.   Warranties, Liability and Disclaimers.

          9.1 Product Warranties. GEN-PROBE MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EXCEPT THAT GEN-PROBE SHALL HAVE GOOD TITLE TO THE PRODUCTS SOLD TO BIOMERIEUX HEREUNDER, FREE OF LIENS OR OTHER CLAIMS OF OTHERS, AND EXCEPT THAT THE PRODUCTS SOLD TO BIOMERIEUX HEREUNDER SHALL MEET THE STANDARD TECHNICAL SPECIFICATIONS THEREOF SET FORTH IN GEN-PROBE'S PRINTED PRODUCT LITERATURE; PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY PRODUCT SOLD BY BIOMERIEUX IN THE TERRITORY, GEN-PROBE SHALL MAKE AVAILABLE TO BIOMERIEUX AND TO THE END-USER A WARRANTY NO LESS FAVORABLE THAN ANY WARRANTY GEN-PROBE MAY BE ISSUING AT SUCH TIME WITH RESPECT TO SUCH PRODUCT OUTSIDE THE TERRITORY. THE FOREGOING LIMITED WARRANTY MAY BE EXPANDED ONLY TO THE EXTENT THAT GEN-PROBE SHALL LATER ISSUE A SEPARATE SPECIFIC WRITTEN WARRANTY TO BIOMERIEUX.

          9.2 Limitation of Remedy. No claim based upon any alleged breach of warranty shall be valid unless: (a) GEN-PROBE shall have received notice of such claim in writing (i) within ninety (90) days after receipt by BIOMERIEUX of notice of the alleged defect from a customer giving rise to such claim, or (ii) within three years after the date of receipt by BIOMERIEUX of the Product at issue, whichever is earlier; and (b) BIOMERIEUX shall cooperate with GEN-PROBE in the investigation of any such claim and shall use commercially reasonable efforts to endeavor to gain the cooperation of the affected end-users. GEN-PROBE's warranty obligation hereunder shall be limited to the terms of any applicable warranty made by GEN-PROBE hereunder or the replacement or repair of defective shipments of Products, as applicable. Defective shipments of Products (or components) will be returned to GEN-PROBE at GEN-PROBE's expense, and Products or components replacing the defective shipments will be sent to

BIOMERIEUX at GEN-PROBE's expense. The foregoing warranties shall not apply to, and GEN-PROBE shall have no liability hereunder for, any defect or failure to the extent caused by (i) improper use, installation, repair, alteration, mishandling or misprocessing either by BIOMERIEUX, its Affiliates, their customers or end-users or (ii) hazards or accidents which are neither attributable to GEN-PROBE nor to events prior to shipment of the Products by GEN-PROBE; or (iii) negligence of BIOMERIEUX, its Affiliates or their customers or end-users.

     9.3 Limitation of Liability. It is hereby expressly covenanted and agreed upon by the parties that the foregoing warranties, remedies and undertakings are given for the benefit of BIOMERIEUX and its Affiliates and may not be passed on except as expressly provided above, and that they are exclusive and are in lieu of any warranties of merchantability, warranties of fitness for a particular purpose or warranties or remedies of any other kind, express or implied. In no event shall GEN-PROBE be liable to BIOMERIEUX or its Affiliates for any lost revenues or profits or other special, indirect, incidental or consequential damages, arising out of this Agreement or the transactions contained herein, whether based in contract, tort, breach of express or implied warranty, including, without limitation, negligence or product liability. Subject to the remaining provisions of this Section 9, GEN-PROBE's liability to BIOMERIEUX and its Affiliates for damages for any cause whatsoever and regardless of the form of action (in contract or tort) shall be limited to the purchase price stated in the particular purchase order for the Products that caused the damages or that are the subject matter of the cause of action, and any other amount provided for under this Section 9 and applicable indemnification provisions herein. BIOMERIEUX shall not make any express warranty on behalf of GEN-PROBE with regard to the Products other than as many be from time to time provided by GEN-PROBE through any standard warranty as set forth in GEN-PROBE's end-user product literature, as the same may be translated for local use by BIOMERIEUX with the prior written approval of GEN-PROBE. Except as provided above, no warranty made by BIOMERIEUX to its customers with respect to the Products shall obligate GEN-PROBE in any way.

     9.4 Recall. In the event that GEN-PROBE decides to recall, replace or take other action with respect to any Products, it will immediately notify BIOMERIEUX and BIOMERIEUX shall thereupon promptly cease sales of any units of Products in its possession or control which are subject to the action until the course of action to be taken has been determined. The reasonable and justifiable costs of immediately recovering Product in the field and its replacement, in any action affecting a Product, will be borne by GEN-PROBE.

     9.5 Product Modification. Alterations to any Product which GEN-PROBE deems necessary or desirable may be made by GEN-PROBE on ninety (90) days' prior written notice to BIOMERIEUX. In the event of such change in specifications or designs, GEN-PROBE shall be under no obligation to make such change on any of the Products previously shipped to BIOMERIEUX provided that such Products remain reasonably safe and efficacious for their intended use. BIOMERIEUX shall not make any alterations or modifications whatsoever to Products, without the express prior written consent of GEN-PROBE.

     9.6 Laws, Regulations and Ethical Standards. BIOMERIEUX shall be responsible for compliance with all laws and regulations affecting the sale, handling and distribution of the Products in the Territory. BIOMERIEUX and GEN-PROBE shall each conduct and maintain its business in material compliance with all applicable laws, ordinances, regulations and rules of and all governmental authorities and regulatory bodies. BIOMERIEUX and GEN-PROBE shall not engage in any unfair trade practice, including, without limitation, (i) false or misleading representations concerning the Products, (ii) illegal "loss leader", "bait and switch" or other misleading or deceptive advertising or
(iii) any practice designed
improperly to control prices. Each party shall promptly notify the other in writing of any such conduct by a representative of such party or any other distributor or dealer, or of any complaint received by such party alleging any such conduct.

     10.  Confidential Information

          10.1 Each party agrees to use all Confidential Information (as hereinafter defined) of the order provided to it or obtained by it pursuant to this Agreement. "Confidential Information" of a party shall mean any and all confidential technical data, knowledge or information, trade secrets or advice relating to the design, development, manufacture, assembly, use, sale, installation or operation and servicing of its product, including modifications thereof, whether patented or unpatented, and any and all information concerning the finances and business of such party. Each party acknowledges the other party's sole rights in the Confidential Information of such other party. Each party shall ensure that, without the prior written approval of the other, no Confidential Information of the other is used for any purpose other than as set forth herein or disclosed to any third party (except its duly authorized representatives, employees and agents who need to know such information in furtherance of this Agreement) during the Term and for four (4) years after the end of the Term. Within thirty (30) days of the end of the Term, each party shall either return to the other party or, at the request of the other party, destroy all Confidential Information of the other party in its possession, including, without limitation, all manuals covering products and any customer or prospect lists provided by the other party.

          10.2  Confidential Information shall not include:

               (i) Information which at the time of disclosure is published or otherwise generally available to the public through no fault of the party to which it is disclosed;

               (ii) Information which was in the possession of a party at the time of disclosure to such party and which was not acquired directly or indirectly from the other party or another party under an obligation of secrecy to party;

               (iii) Information rightfully acquired without restriction by a party from a third party who did not obtain it under obligation of secrecy to another person or entity; or


               (iv) Information independently developed by a party prior to the date of this Agreement without reference to information received from the other parties, as evidenced by such parties' written records.

     11.  Infringement.

          11.1 If BIOMERIEUX receives a claim of a third party that any Product infringes a patent, copyright or trademark or misappropriates any other right of a third party in the Territory, then BIOMERIEUX will notify GEN-PROBE promptly in writing within fifteen (15) days of receipt by it of such claim and give GEN-PROBE all reasonable information, assistance and cooperation for the defense of same at GEN-PROBE's expense. GEN-PROBE shall have the exclusive authority to evaluate, defend and settle such claim. GEN-PROBE, at its own expense and option, may (i) assume control of the settlement and/or defense of such claim, (ii) allow BIOMERIEUX to do so at GEN-PROBE's expense, (iii) procure for BIOMERIEUX the right to continue using and transferring the Product in question, (iv) replace or modify the Product so that no infringement will occur or (v) remove the Product involved from Exhibit A and refund the price thereof as depreciated or amortized over the lifetime of the Product as established by GEN-PROBE. Provided BIOMERIEUX has given GEN-PROBE reasonable notice, assistance and cooperation, GEN-PROBE will pay any damages or settlement finally awarded on account of such claim; provided GEN-PROBE, in the case of settlement, approves such settlement.

          11.2 Notwithstanding the foregoing, GEN-PROBE shall not be liable to BIOMERIEUX to the extent any such claim is based upon (i) use of the Products in connection with or combination with any other products, equipment, devices or software not provided or delivered by GEN-PROBE and where such use or combination was not otherwise approved by GEN-PROBE, (ii) modification (otherwise than as directed or approved by GEN-PROBE pursuant to Section 9.5 or Section 11.3 hereof) of or damage to the Products after shipment by GEN-PROBE,
(iii) any use of the Products in a manner different from that specified in GEN-PROBE's product literature or (iv) any negligent acts of BIOMERIEUX. Unless otherwise permitted by GEN-PROBE, BIOMERIEUX shall promptly suspend sale and distribution of any Product after receipt of an infringement claim (and the parties shall in good faith consult as to the possible adjustment of any applicable Minimum Purchase Commitment, if any). GEN-PROBE's obligations hereunder shall not apply to any infringement claim asserted after BIOMERIEUX has received notice alleging the infringement unless GEN-PROBE has given BIOMERIEUX express written permission for such continuing distribution notwithstanding the allegation of infringement.

          11.3 Notwithstanding any other provisions hereof, GEN-PROBE shall not be liable for any claim based on BIOMERIEUX's use of the Products as shipped after GEN-PROBE has informed BIOMERIEUX of modifications or changes in the Products or their use required to avoid such claims and offered to implement those modifications or changes, if such claim would have been avoided by implementation of GEN-PROBE's modifications or changes.

          11.4 The provisions of this Section 11 are solely for BIOMERIEUX's and its Affiliates' benefit and shall be in lieu of, and GEN-PROBE expressly disclaims, any warranties of noninfringement with respect to the Products.

          11.5 BIOMERIEUX shall indemnify GEN-PROBE for, and hold it harmless from, any loss, cost or expense suffered or incurred in connection with any claim, suit, or proceeding brought against GEN-PROBE, insofar as it is based on the modification or alteration of a Product other than by GEN-PROBE or as directed or approved by GEN-PROBE pursuant to Section 9.5 or Section 11.3 or the combination of a Product with any equipment, device, or software not supplied by GEN-PROBE where such combination was not approved by GEN-PROBE.

     12. Relationship of the Parties. BIOMERIEUX acknowledges that both parties hereto are independent contractors and that no partnership shall be deemed to be formed under this Agreement. BIOMERIEUX shall, on its own behalf, solicit orders for Products only as an independent contractor. BIOMERIEUX shall arrange the terms and conditions of sale of Products, including price, independent of GEN-PROBE. BIOMERIEUX shall not represent itself as a partner, joint venturer, agent, employee or general representative of GEN-PROBE. Except as specifically provided herein, BIOMERIEUX acknowledges that it shall have no right, power or authority to in any way obligate GEN-PROBE to any contract or other obligation.

     13. Non-Assignment. Neither party to this Agreement shall have the right to assign, delegate, mortgage, pledge, hypothecate, sublicense or otherwise transfer any rights or obligations under this

Agreement without the written consent of the other party, which shall not be unreasonably withheld. Any such purported transfer without such consent shall be deemed void and without effect. For purposes of this Agreement, "assignment" shall include (i) the transfer of substantially all of the assets of a party, even if this Agreement is specifically excluded from such transfer and (ii) any change in the ultimate beneficial control of a party. Notwithstanding the foregoing, either party may assign and transfer this Agreement, including all its rights and obligations hereunder, to any Affiliate of such party, provided, that such assignment shall not relieve the assigning party of its obligations hereunder. In addition, either party may assign and transfer this Agreement, including all its rights and obligations hereunder, to any party succeeding to substantially all its business, and GEN-PROBE may assign or transfer any rights to receive payments hereunder upon reasonable prior notice to BIOMERIEUX. Notwithstanding the foregoing, on thirty (30) days' prior written notice to GEN-PROBE, BIOMERIEUX may appoint subdistributors with respect to any particular country or countries, provided that no such appointment shall relieve BIOMERIEUX of any obligations hereunder.

     14.  Termination.

          14.1 The term of this Agreement (the "Term") shall be three years from the date first above written, unless earlier terminated hereunder. Not less than one year prior to the scheduled expiration of the Term, the parties shall commence good faith negotiations regarding a possible extension of the Term on mutually acceptable terms, provided that, unless the parties shall have reached mutual agreement on the terms and conditions of such an extension within six (6) months of the scheduled expiration of the Term, the Term shall automatically expire on the date set forth in the first sentence of this Section 14.1.

          14.2 Notwithstanding the foregoing, GEN-PROBE may at its option terminate this Agreement in accordance with the terms of Section 3.3 if BIOMERIEUX fails to meet the Minimum Purchase Commitments in any Performance Period of the Term.

          14.3 This Agreement and/or the exclusivity of the distributorship thereof may be terminated by either party prior to the scheduled expiration of the Term on written notice given to the other party in the event of:

                    (i) A material breach of any terms (including any payment terms) of this Agreement or the Distributorship Arrangements Agreement by the other party not cured within sixty (60) days (thirty (30) days for any obligation to pay monies unless the same is disputed in good faith, in which case, to avert default, the paying party may deposit the disputed amount with a third-party escrow agent pending resolution of such dispute and interest shall be payable on all disputed amounts determined to be payable at an annual rate of two percentage points above the prime rate from time to time quoted by Bank of America at its principal office in San Francisco, California, with changes in such prime rate to be effective as of the date of each such change) from and after written notice of such breach is given by the terminating party;

                    (ii) The liquidation or insolvency of or the filing of bankruptcy or similar proceedings with respect to the other party (provided that in the case of involuntary proceedings, such proceedings are not dismissed within sixty (60) days after filing);

                    (iii) The other party ceasing to be actively engaged in business; or

               (iv) The other party engaging in or being charged with unethical or illegal practices thereby jeopardizing, in the reasonable opinion of the terminating party, its reputation and good will.

          14.4 Upon termination or expiration of this Agreement:

               (i) BIOMERIEUX shall submit to GEN-PROBE within thirty (30) days after the effective date of any expiration or termination of the Term a list of all Products in BIOMERIEUX's inventory as of the effective date of the termination. If GEN-PROBE terminates this Agreement pursuant to Section 14.2 or 14.3, GEN-PROBE may, in its sole discretion, repurchase any or all Instruments, Products and spare parts in the inventory of BIOMERIEUX or installed in the Territory at the time of termination at the price paid by BIOMERIEUX for said Products and spare parts, except that, in the case of Instruments, such price shall be reduced to the reacquisition price as determined in accordance with Exhibit C to the Distributorship Arrangements Agreement. If BIOMERIEUX terminates this Agreement pursuant to Section 14.3, BIOMERIEUX shall have the right to cause GEN-PROBE to effect the repurchases described in the preceding sentence at the prices described in such sentence. Upon any expiration of this Agreement, GEN-PROBE will use reasonable efforts to obtain a commitment by the successor distributor appointed by it to repurchase such Instruments and Inventory on the basis set forth in Exhibit C to the Distributorship Arrangements Agreement.

               (ii) In the event of termination of this Agreement by GEN-PROBE pursuant to Section 14.3, GEN-PROBE may, at its option, cancel all or part of any scheduled but unshipped deliveries.

               (iii) All rights of BIOMERIEUX to sell and distribute Products hereunder shall be terminated except that BIOMERIEUX may continue to distribute in accordance with normal business practice and subject to the terms of this Agreement (and subject to GEN-PROBE's rights under Section 14.4.(i)) Products previously shipped to it by GEN-PROBE for a period of no more than six (6) months following such termination or expiration.

               (iv) BIOMERIEUX shall transfer to GEN-PROBE any and all Product registrations, including, without limitation, ADM registrations secured by BIOMERIEUX. GEN-PROBE agrees to reimburse BIOMERIEUX for the reasonable costs of transferring such registrations.

               (v) BIOMERIEUX shall provide to GEN-PROBE a list of all current customers of the Products.

               (vi) GEN-PROBE and BIOMERIEUX shall each have the right to terminate the Distributorship Arrangements Agreements effective at the time of termination of this Agreement.

          14.5 Continuing Obligations. Except as otherwise expressly specifically provided herein, the expiration or termination of this Agreement shall not release either party from any liability or obligation arising prior to the date of such expiration or termination.

          14.6 Goodwill. Upon the expiration or termination of this Agreement, BIOMERIEUX shall not under any circumstances be entitled to compensation or damages of any kind, whether on account of the loss by BIOMERIEUX of present or prospective sales, investments, compensation or goodwill. BIOMERIEUX, for itself and on behalf of each of its employees, agents and representatives, hereby waives any rights which may be granted to it or them under the laws and regulations of the Territory, including, without limitation, any claim for compensation or indemnification (i) for its loss of business or goodwill, (ii) based on unjust enrichment to GEN-PROBE and
(iii) with respect to any damage incurred by it or by them as a result of termination of its rights hereunder. BIOMERIEUX hereby agrees to indemnify and hold GEN-PROBE harmless from and against any and all claims, costs, damages and liabilities whatsoever asserted by any employee, agent or representative of BIOMERIEUX under any applicable termination, labor social security or other similar laws or regulation of the Territory.

     15.  Indemnification.

          15.1 BIOMERIEUX agrees to indemnify, defend and save harmless GEN-PROBE and its Affiliates, and their officers, directors, agents, employees, legal representatives, successors and assigns, and each of them, from any and all claims, actions, suits, liabilities, judgments, losses, damages, costs, charges, attorneys' fees (hereinafter "Losses") (whether incurred in any action between GEN-PROBE and BIOMERIEUX or between GEN-PROBE and any third party), caused or resulting, directly or indirectly, from any acts or omissions of BIOMERIEUX in connection with the Products or its related business activities (including, without limitation, any breach by BIOMERIEUX of this Agreement), except to the extent any such Losses (i) are covered under GEN-PROBE'S warranty and limited liability as set forth herein, (ii) result from any breach by GEN-PROBE of its obligations hereunder or (iii) result from the fault of GEN-PROBE. BIOMERIEUX further agrees that the provisions contained in this section shall survive the termination or expiration of this Agreement. BIOMERIEUX will maintain at all times during the term of this Agreement and provide evidence to GEN-PROBE of general operating and product liability insurance policies of a kind and in an amount reasonably satisfactory to GEN-PROBE.

          15.2 GEN-PROBE agrees to indemnify, defend and save harmless BIOMERIEUX and its Affiliates, and their officers, directors, agents, employees, legal representatives, successors and assigns, and each of them, from any and all Losses (whether incurred in an action between GEN-PROBE and BIOMERIEUX or between BIOMERIEUX and any third party), to the extent (i) caused or resulting, directly or indirectly, from any acts or omissions of GEN-PROBE in connection with the Products or its business activities relating to manufacture thereof (including, without limitation any breach by GEN-PROBE of this Agreement) except to the extent any such Losses result from any breach by BIOMERIEUX of its obligations hereunder or (ii) resulting from fault of BIOMERIEUX. GEN-PROBE further agrees that the provisions contained in this section shall survive the termination or expiration of this Agreement. GEN-PROBE will maintain at all times during the term of this Agreement and provide evidence to BIOMERIEUX of general operating and product liability insurance policies of a kind and in an amount reasonably satisfactory to BIOMERIEUX.

     16. Force Majeure. Neither party shall be liable for any loss or damage resulting from any delay in performing or failure to fulfill any term of this Agreement (other than BIOMERIEUX'S obligation to make payment for Products actually purchased and delivered) so long as such delay or failure arises from an event of force majeure including, but not limited to, fire, flood, storm or other acts of the elements, war, riot, act of God, strike, lockout or other industrial dispute, any law, regulation, rule, order, proclamation or requirement of any national state or local government having jurisdiction over the parties or Products, plant breakdown or failure of equipment, inability to obtain equipment fuel, power, materials or transportation, or by any circumstances whatsoever beyond a party's reasonable control.

     17. Notices. All notice or other communication in connection with this Agreement must be in writing and if by mail, by certified mail, return receipt requested, and shall be effective when delivered to the addressee at the address listed below or such other address as the addressee shall have specified in a notice actually received by the addressor.

     If to GEN-PROBE:

          Gen-Probe Incorporated
          9880 Campus Point Drive
          San Diego, California 92121
          Attention: President

     If to BIOMERIEUX

          bioMerieux S.A.
          69280 Marcy l'Etoile
          Lyon, France
          Attention: President

     18.  Export Regulations.

          18.1 BIOMERIEUX shall be responsible for and shall bear all costs of obtaining import and export licenses and all governmental consents or authorizations with respect to shipment of the Products into the Territory from the United States and shall demonstrate to GEN-PROBE's satisfaction compliance with applicable laws and regulations prior to the scheduled date for any shipment outside the United States. BIOMERIEUX shall be responsible for and shall bear all costs of clearing the Products through customs in the Territory and shall pay all customs duties with respect thereto.

          18.2 Neither BIOMERIEUX nor any Affiliate thereof nor any customer thereof, as provided in the following sentence, shall export from the country in which it first takes possession of any Products or technical information with respect thereto, or re-export from anywhere, any Products or technical information with respect thereto (or a direct product thereof, including without limitation, processes and services unless it had first complied with, and demonstrated to Seller's reasonable satisfaction compliance with, all applicable export regulations, including, without limitation, those of the United States. To the extent required and/or permitted by applicable law, BIOMERIEUX and its Affiliates will make reasonable efforts to impose a like obligation upon their customers and shall take all reasonable steps available, including legal action, to enforce such obligation.

     19.  Miscellaneous.

          19.1 The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

          19.2 No changes or modifications or waivers can be made to this Agreement unless evidenced in writing and signed for and on behalf of both parties.

          19.3 In the event that any provision of this Agreement shall be determined to be unenforceable, all other provisions shall remain in full force and effect and the afflicted provision shall be construed so as to be enforceable to the maximum extent possible.

          19.4 This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws or provisions thereof and excluding the United Nations Convention on Contracts for the International Sale of Goods, except that any arbitration hereunder shall be governed by Section 19.6 below. Headings herein are for convenience of reference only and shall in no way affect interpretation of the Agreement.

          19.5 Such terms and conditions of BIOMERIEUX's orders or other sales documents as may be in conflict in whole or in part with the provisions of this Agreement shall be of no force or effect whatsoever and the provisions of this Agreement shall be controlling in any such instance. It is the intention of both parties hereto that the acceptance, even in writing, of any such purchase or sales document not constitute a modification or amendment of or addition to the terms of this Agreement unless accompanied by a typed letter Agreement conspicuously entitled "Amendment of Agreement" which begins with a proposal to amend the Agreement and specifies exactly each change to be made and which is signed by an authorized officer of both parties.

          19.6 In the event of any controversy or claim relating to, arising out of or in any way connected to any provision of this Agreement ("Dispute"), the parties shall seek to settle their differences amicably between themselves, including entering into non-binding mediation. Any unresolved Dispute shall be finally resolved by final and binding arbitration in accordance with this
Section 19.6. Whenever a party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other party. The party giving such notice shall refrain from instituting the arbitration proceedings for a period of ten (10) days following such notice to allow the parties to attempt to resolve the Dispute between themselves. If the parties are still unable to resolve the dispute, the party giving notice may institute the arbitration proceeding under the rules of Conciliation and Arbitration of the International Chamber of Commerce as then in effect ("ICC Rules"). Arbitration shall be held in New York, New York. The arbitration shall be conducted before three arbitrators, with each party to select one arbitrator and with the third arbitrator to be appointed in accordance with ICC Rules. The arbitrators shall undertake in writing as a condition of service to conduct proceedings in a speedy and efficient manner to render the award promptly after the final arbitration hearing, and further shall confirm in writing to the President of the Court of Arbitration of the International Chamber of Commerce that such undertaking is being or has been fulfilled, or shall report the reasons for any failure of fulfillment, as a condition for any application for fees. If so requested by either party, preparation of any Terms of Reference referred to in ICC Rules shall be waived and the matters at issue in the Dispute shall be determined by the arbitrators based on the timely submissions of the parties, the arbitrators shall not have the power to award punitive damages or any award of multiple damages under this Agreement and such awards are expressly prohibited. Any arbitral award shall be by majority vote and shall be final and binding on the parties. Judgment on the award may be entered in any court having jurisdiction. Except to the extent entry of judgment and any subsequent enforcement may require disclosure, all matters relating to the arbitration, including the award, shall be held in confidence by the parties. Nothing contained in this Section 19.6 shall prevent either party from seeking temporary restraining orders, injunctions or such other relief in any court of competent jurisdiction.

     19.7 Each of BIOMERIEUX and GEN-PROBE acknowledge that it will be impossible to measure in money the damages that would be suffered if BIOMERIEUX fails to comply with the obligations imposed on it pursuant to Sections 2.3 and
6.3 or if either party fails to comply with the obligations of Section 10 of this Agreement and that in the event of any such failure, the applicable party will be irreparably damaged and will not have an adequate remedy at law. GEN-PROBE and BIOMERIEUX, as applicable, shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations and, if any action should be brought in equity to enforce any of said provisions of this Agreement, and neither party shall raise the defense that there is an adequate remedy at law. Notwithstanding the provisions of Section 19.6 above, each of GEN-PROBE and BIOMERIEUX, as applicable, may enforce its rights under Sections 2.3, 6.3 and 10 in any court having competent jurisdiction.

     19.8 In the event that this Agreement is required to be registered with any governmental authority in the Territory. BIOMERIEUX shall cause such registration to be made and shall bear any expense or tax payable in respect thereof.

     19.9 The official text of this Agreement shall be in the English language, and such English text shall be controlling in all respects, notwithstanding any translation hereof required under the laws and regulations of the Territory. The parties undertake to use the English language in respect of all documents and contemplated hereby, except where another language must be used under the laws and regulations of the Territory. In any such case, a certified English translation shall be supplied to the other party by the party using such documents or making such communication.

AGREED TO AND ACCEPTED BY

GEN-PROBE INCORPORATED                         BIOMERIEUX, S.A.

By: /s/ Daniel L. Kacian                       By: /s/ Philippe A. Archinard
   ----------------------------                   ----------------------------
   Name:  Daniel L. Kacian                        Name:  Philippe A. Archinard
   Title: Senior Vice President and               Title: Authorized Signatory
          Chief Scientific Officer

                                   Exhibit A

                            Products and Sale Prices

                                                                           Transfer
Cat. No.                 Product Description                                 Price
  1591      MTC                                                              [***]
  1791      DETECTION REAGENT                                                [***]
  1792      PACE2 CT (less 10%)                                              [***]
  1793      PACE2 NG (less 10%)                                              [***]
  3300      FEMALE COLLECTION (less 20%)                                     [***]
  3375      MALE COLLECTION (less 20%)                                       [***]
  2930      FAST EXPRESS                                                     [***]
  2325      STD PANEL                                                        [***]
  3548      PACE 2CT COMPETI                                                 [***]
  3549      PACE 2NG COMPETI                                                 [***]
  3905      PACE 2C FOR CT&NG (less 10%)                                     [***]
  2800      ACCUPROBE GENERIC REAGENT                                        [***]
  2810      ACCUPROBE CAMPYLO                                                [***]
  2815      ACCUPROBE ENTERO                                                 [***]
  2820      ACCUPROBE GROUP B                                                [***]
  2825      ACCUPROBE HAEMOPHILI                                             [***]
  2830      ACCUPROBE NG                                                     [***]
  2835      ACCUPROBE M.AVIUM                                                [***]
  2840      ACCUPROBE M.INTRACEL                                             [***]
  2845      ACCUPROBE M.AVIUM COMPLEX                                        [***]
  2850      ACCUPROBE M.CORDONE                                              [***]
  2855      ACCUPROBE M.KANSASII                                             [***]
  2880      ACCUPROBE MTS                                                    [***]
  2865      ACCUPROBE STEREPT PNEUMONIAE                                     [***]
  2875      ACCUPROBE STAPHYLO AUREUS                                        [***]
  2890      ACCUPROBE BLASTOMYCES DERMA                                      [***]
  2895      ACCUPROBE COCCIDIODES IMMITIS                                    [***]
  2910      ACCUPROBE HISTOPLASMA CAPSUL                                     [***]
  2920      ACCUPROBE LISTERIA                                               [***]
  2925      ACCUPROBE GROUP A STREPT                                         [***]
  3765      ACCUPACE GROUP A STREP I.D.                                      [***]
 1001E      MTD (less 30%)                                                   [***]

LR0030      AMP POS.CON                                                      [***]
LR0010      AMP NEG.CON                                                      [***]
  3390      GROUP A STREPT DIRECT                                            [***]
  4000      GROUP A STREPT COLLECTION                                        [***]
  1012      AMP-CT (less 20%)                                                [***]
  1015      SWAB. AMPLIFIED CT (less 20%)                                    [***]
  1018      URINE, AMPLIFIED CT (less 20%)                                   [***]
  1018      AMPLIFIED MALE COLLECTION SWAB                                   [***]
  2900      AccuLDR                                                          [***]
  3100      LEADER 50                                                        [***]
 31001      LEADER 50I                                                       [***]
 32001      LEADER 450I                                                      [***]
  2775      HEAT-BATH (20 TUBE CAPABILITY)                                   [***]
  4008      HEAT-BATH (50 TUBE CAPABILITY)                                   [***]
  1357      SONICATOR RACK(14 HOLE)                                          [***]
  4027      SONICATOR RACK (50 HOLE)                                         [***]
 2775A      HEATING BLOCK INSERT(20 TUBE CAPABILITY)                         [***]
  1714      BOTTLE TOP DISPENSER(2 ML)                                       [***]
  3078      BOTTLE TOP DISPENSER(5 ML)                                       [***]
  2113      EPPENDORF REPEAT PIPET                                           [***]
  1438      PACE MAGNETIC SEPARATION UNIT(80 TUBE)                           [***]
 1630T      PACE MAGNETIC SEPARATION TUBE RACK                               [***]
  2065      PACE REACTION TUBE(120/BOX)                                      [***]
  2085      PACE SEALING CARDS(35/PACK)                                      [***]
  1847      LEADER PRINTER PAPER                                             [***]
  3010      WASH BOTTLE & CAP ASSEMBLY                                       [***]
  4085      PLUGGED PIPETTE TIPS                                             [***]
  3984      50-WELL STRIP RACK                                               [***]
  4008      BLUE SNAP CAPS                                                   [***]
  2440      POLYPROPYLENE TUBES                                              [***]
  2168      TRITIUM STANDARD                                                 [***]

             1) 1995-96 Larry Kaplan report (1996-97 was not used)

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   Exhibit B

                              Euralam Sale Prices


[***]





***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   Exhibit C



     The first "Performance Period" shall mean the twelve-month period commencing on the first day of the calendar quarter next succeeding the calendar quarter during which the "Territory" (as defined hereunder) first includes Phase I Countries (as such term is defined in the Distributorship Arrangements Agreement) whose combined total of 1996 sales of Products (as specified for each such country in the table below) equals or exceeds [***]. The second Performance Period shall commence on the anniversary of said date.

     BIOMERIEUX agrees to purchase from GEN-PROBE (i) Products that are resold in the Phase I Countries which have an aggregate Sale Price of at least [***] during the First Performance Period, and (ii) Products that are resold in the Phase I Countries which have an aggregate Sale Price of at least [***] during the Second Performance Period. Purchases of Products that are resold in countries not constituting Phase I Countries shall not be taken into account for purposes of determining whether the Minimum Purchase Commitment has been satisfied; provided, however, that in the event that any Phase I Country or Countries are not a part of the Territory during any part of the Territory during any part of any calendar month constituting a part of such Performance Period, then with respect to each such missing country and each month of such period for which it is absent, the applicable Minimum Purchase Commitment shall be reduced by a percentage of such Minimum Purchase Commitment equal to 1/12th of the Applicable Percentage. This "Applicable Percentage" shall be equal to the absent country sales for 1996 divided by total Phase I Countries sales for 1996, expressed as a percentage.

               Country                            1996 Sales Amount

               France                                     [***]
               Italy                                      [***]
               Germany                                    [***]
               Spain (Portugal)                           [***]
               Austria                                    [***]
               Switzerland                                [***]
               United Kingdom                             [***]
               Australia                                  [***]
               Benelux                                    [***]
                                                       __________

                                                          [***]
                                                       ==========



c:\nyfs02\churcpa\crpmisc\0068572.12
May 2, 1997 9:06pm


***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.